SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 16, 2005

                                Maxi Group, Inc.
             (Exact name of registrant as specified in its charter)


          Nevada               (Commission                87-0420448
 (State of Incorporation)     File Number)     (IRS Employer Identification No.)

                    17 State Street, New York, New York 10004

                    (Address of principal executive offices)

       Registrant's telephone number, including area code (212) 785-3985


                 836 South Slate Canyon Drive, Provo, Utah 84606
          (Former Name or Former Address if Changed Since Last Report)


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ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 16, 2005, MAXI Group, Inc. (the "Company") entered into a Share Exchange Agreement (the "Acquisition Agreement") with Enigma Software Group, Inc. ("Enigma") and substantially all of its stockholders (the "Stockholders"), which represents approximately 97% of the shares outstanding of Enigma. On the same date (the "Closing Date"), pursuant to the terms of the Acquisition Agreement, the Company acquired substantially all of the issued and outstanding capital stock of Enigma from the Stockholders in exchange for 14,158,953 newly-issued shares of the Company's Common Stock.

On the same date hereof, the Company is filing with the Securities and Exchange Commission (the "SEC") an Information Statement complying with Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that describes a change in a majority of the Company's board of directors (the "Board") that is occurring in connection with the change of control of the Company that is described in this report. On the Closing Date, two directors designated by Enigma were added to the Board. Effective following the tenth day after the mailing of such information statement to the stockholders of the Company, the resignation of the current directors of the Company (excluding the Enigma designees) will become effective.

Following is disclosure regarding Enigma. From and after the Closing Date, the operations of Enigma shall be the only operations of the Company.

DESCRIPTION OF BUSINESS

Enigma is a developer of software and Internet-based systems designed to give customers information and control over the programs installed on their computers in an automated and easy to use way. Enigma's business strategy is to develop products that further the values on which the Internet is based: transparency and user control. In promoting these values, our commitment to customers is paramount.

Enigma is a Delaware corporation which commenced operations in July of 1999. Following an initial investment round at the time of operational commencement, Enigma has not raised any additional investment capital and has financed its growth solely from cash flow generated by operating activities. Enigma currently has sixteen employees.

Enigma's products and services utilize proprietary technology that target the US consumer market. Products are distributed exclusively over the Internet by download. Enigma owns and operates over 20 websites including
Enigmasoftware.com, Enigmasoftwaregroup.com, adorons.com, spywareremove.com, Enigma-popup-stop.com, softvote.com, registryline.com and others.

The Enigma consumer software product line is focused on delivering Internet privacy and security to individual users, home offices, and small businesses. SpyHunter(TM) and other Enigma consumer security products are well known in the desktop protection field. Recently, Enigma launched a new brand of security products under the name Adorons(TM). Our integrated products work to protect customers' computers from spyware, unwanted advertising and malicious hacker attacks. Product offerings in the Consumer Software segment include SpyHunter(TM), Adorons(TM) Firewall and Adorons(TM) Easy Security.


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Enigma's services are based on Internet systems that focus on information retrieval. The Company operates Adorons.com, an Internet search engine and Registryline.com a specialty search engine for real estate foreclosures. To maintain its Internet systems and websites, Enigma has in excess of 40 load balanced servers. The technology platforms used on our servers include: Linux, Unix, Polyserve, Oracle and MYSQL.

COMPETITION

Enigma's markets are very competitive and are subject to rapid technological change. They are influenced by the constant change in Internet security threats and the strategic direction of major software and operating system providers, as well as network equipment and computer hardware manufacturers, Internet service providers, application service providers and key application software vendors. The Company's competitiveness depends on its ability to deliver products that meet customer needs by enhancing existing solutions and services as well as offering reliable, scalable and standardized new solutions on a timely basis.

Enigma has limited resources, and as a result, must deploy its available resources thoughtfully. Most of the Company's competitors have far greater financial resources. The principal competitive factors in the consumer products and Internet advertising markets include: product quality, employment of the most advanced technology, time to market, price, reputation, financial stability, breadth of product offerings, customer support, brand recognition, and sales and marketing capabilities.

In the consumer software security and privacy markets, Enigma competes against many companies who offer competing technology solutions and competing customer response and support services. Enigma estimates its share of this market to be less than 1%. In anti-spyware and filtering products, some of the companies Enigma competes against include: Symantec, Computer Associates, McAfee Security (formerly Network Associates), Trend Micro, CheckPoint, Lavasoft, PepiMK Software, WebRoot, PCTools, and Aluria Software. In addition, Microsoft has announced its intent to offer a competing anti-spyware technology.

In the Internet advertising market, Enigma competes against many companies who offer products which are far more advanced and developed than the Company's current offering. Competing in this market is a new focus for us and we have yet to garner meaningful market share. In search advertising some of the companies Enigma competes against include: Google, Yahoo, Microsoft (MSN), FindWhat, LookSmart, GoClick, Kanoodle, ValueClick, and many others. In addition, Microsoft has recently been increasing its efforts to gain market share for Internet searches.

INDUSTRY OVERVIEW

In late 2000, a new form of marketing emerged out of the failing Internet advertising landscape that involved installing software on a PC without the user's knowledge. Such software would monitor the user's online activity and display advertisements based on their behavior. This type of contextual marketing is now most commonly referred to as Spyware or Adware. The initial entrants in the writing and installing of Spyware were highly successful, which attracted many additional entrants to the field. At present, there are estimated to be over 500 companies nationwide installing Spyware on computers through a series of tactics. The National Cyber Security Alliance estimates that 91% of


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personal computers in the United States are infected with Spyware. Spyware programs can be highly irritating doing things such as: barraging the user with endless popups, altering search results, rendering the Spyware-infected PC useless, and in some extreme cases even using Spyware to steal personal data such as credit card information.

In response, a new anti-spyware market emerged with various software solutions aimed at addressing the Spyware problem. Initially, several small privacy software companies introduced remedies to the problem. In late 2003, the larger anti-virus software companies began including anti-spyware technologies in their product offerings. Internet Service Providers such as AOL and Earthlink now include anti-spyware software with their service. Yahoo now includes an anti-spyware technology owned by Computer Associates with its freely distributed search toolbar.

Internet advertising has experienced rapid growth over the past several years. The market for Internet advertising is estimated to grow between 30% and 35% this year to $9.8 billion. This estimate comes from American Technology Research based on figures from the Interactive Advertising Bureau ("IAB") and PricewaterhouseCoopers. According to the IAB, online advertising grew 40% to $4.6 billion in the first six months of 2004, due to the acceleration in online ads in the second quarter. Online ad revenue in the second quarter was $2.37 billion, up 43% compared with the 37% growth rate in the first three months of this year.

BUSINESS STRATEGY

Enigma derives substantially all of its sales from license fees on its SpyHunter(TM) product. Users download trial versions of products from the various Enigma websites and then decide if they would like to purchase licensed versions over the Internet via credit card. If the user decides to purchase the full licensed version, they pay a one-time fee of $29.99, download the product to their computer and are then entitled to support and regular updates.

The increasingly competitive market for anti-spyware software gives reason for Enigma to doubt substantially the viability of a business model predicated solely on the generation of revenues from anti-spyware license agreements. SpyHunter(TM) has already experienced a sustained, substantial decline in product sales volume. SpyHunter(TM) license revenues are expected to continue to decline and could possibly be phased out completely over the coming year. Enigma's strategy, beginning in the 4th quarter of 2004, is to leverage existing momentum, user base and relationships to develop an Internet search engine product that is supported by advertising revenue. While we believe products and services currently under development may be well received, there can be no assurance Enigma will develop a product or business model that will be profitable.

Our business plan going forward is to continue to develop Internet products and services for the consumer. We are devoting a large portion of our financial and personnel resources to develop new Internet search products. The Company is also investing in new products that have recurring subscription revenue such as Spam filtering systems and Internet proxy services.


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MARKETING

Most users find Enigma websites through advertisements purchased from Internet advertising companies such as Google, Yahoo, Fastclick, TrafficMarketPlace, FindWhat, LookSmart, MarketBanker, and other advertising networks or search engines. Trial versions of SpyHunter(TM) are also available on download sites such as download.com and tucows.com. The Company also operates an affiliate program where other website operators can become resellers of Enigma products on a pay-for-performance basis.

Most of Company marketing agreements are short-term purchase orders that either party can terminate. Others are based on automated auctions for search engine advertising. In the past, the Company has lost the ability to advertise certain products or services on various networks. For example, Google will not allow Enigma to advertise SpyHunter(TM) under many important industry keywords such as Spyware or Adware. Yahoo will not permit the advertisement of SpyHunter(TM) on its front page, as it competes with Yahoo's own Spyware removal product. The Company does, however, maintain an active relationship with both Google and Yahoo for other products.

Occasionally, to increase product awareness, Enigma has developed non-privacy or security related promotional software applications that are freely distributed. Examples of such products include: screensavers at PhotoSoftware1.com and Softvote(TM), our election polls tracking application. To date, the Company has generated only limited revenues from cross-marketing through promotional software. We have not yet developed a promotional software application that has created meaningful attention to our Company or products. Management believes a good promotional product can provide a competitive advantage and, as a result, continues to experiment and develop free promotional software.

The Internet advertising market is extremely competitive and has experienced steadily increasing advertising rates. More and more offline advertisers are using the Internet as a means of promotion and branding and this trend is continuing to drive up online advertising prices. Management anticipates continued increases in Internet advertising rates for the foreseeable future. Higher advertising rates can adversely affect Company profit margins. If the price of online advertising continues to increase, it is possible Enigma may not be able to profitably market certain products or services.

CRITICAL ACCOUNTING POLICIES

REVENUE RECOGNITION

Enigma recognizes revenue in accordance with accounting principles generally accepted in the United States of America that have been prescribed for the software industry. Revenue recognition requirements in the software industry are very complex. In applying its revenue recognition policies, management must determine which portions of Company revenue are recognized currently and which portions must be deferred. In order to determine current and deferred revenue, management must make estimates with regard to future deliverable products and services and the appropriate pricing for those products and services. Such estimates regarding future products and services may differ from actual events.


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In arrangements that include multiple elements, including software licenses and maintenance and/or services, and packaged products with content updates, the Company recognizes revenues in accordance with SOP No. 97-2 "Software Revenue Recognition," as amended by SOP No. 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions," and thus allocates and defers all such revenue from these arrangements. Enigma's deferred revenue for the year ended December 31, 2003, and at December 31, 2003, were $6,318,482.

A full description of Enigma's revenue recognition policy is outlined in the footnotes to the financial statements. Subscriber refunds are recorded as a reduction of revenues. Historically, revenues from consulting, advertising and website subscription were recognized when the service was received by the customer.

TECHNOLOGY AND DEVELOPMENT

INTELLECTUAL PROPERTY

Enigma regards its software as proprietary. Company software applications are written in Visual Basic and C++. They are written for personal computers using Microsoft Windows 98, Windows 2000, Windows ME, Windows XP and Windows NT. The Company protects its software technology by relying on a combination of copyright, trade secret and trademark laws, restrictions on disclosure and other methods. In particular, it has registered trademarks in the United States. In the future, management may implement patent filing in order to protect proprietary intellectual property that it believes is important to its business. To speed up development time of new products, Enigma occasionally licenses some intellectual property from third parties for use in our products.

Enigma faces a number of risks relating to its intellectual property, including unauthorized use and unauthorized copying, or piracy, of software solutions. Litigation may be necessary to enforce intellectual property rights, to protect trade secrets or trademarks or to determine the validity and scope of the proprietary rights of others. Furthermore, other parties have asserted and may, in the future, assert infringement claims against the Company. Litigation, even if not meritorious, could result in substantial costs and diversion of resources and management attention. In addition, third party licenses may not continue to be available to the Company on commercially acceptable terms, or at all.

PRODUCTS

AntiSpyware

Enigma's Spyware removal technologies provide protection by scanning the user's computer and comparing files against the Company's proprietary database of Spyware and Adware definitions. Users of the Company's protection and filtering products are able to take action to protect themselves from the risks associated with using Internet resources. These protective actions include: scanning or monitoring files, registry keys, and boot sequence events, as well as detecting and eliminating malicious code that may be introduced into a computer. Products and services providing protection from spyware represent the most well-known and


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largest market component of Enigma's business. Product offerings include
SpyHunter(TM) and Adorons(TM) Easy Security.

Enigma's integrated privacy solution combines personal privacy and security technologies with a graphical interface. This is designed so users are able to protect their privacy on the Internet and easily increase or decrease security as they move from one site to another. The Company also offers features to easily remove traces of Internet activity such as cookies, temporary Internet files, drop down history, address bar history and browser. In addition, Company products allow users to filter out Internet pop up advertisements. Product offerings include Adorons(TM) Easy Security.

Firewalls

Firewalls provide protection against unwanted intrusion while enabling the flow of approved traffic. Enigma's software firewall is designed to control all ports to a computer. It allows only traffic that the user understands and initiates, thereby empowering users to control which applications on their computers can and cannot use the Internet. Product offerings include Enigma Firewall which was recently renamed as Adorons(TM) Firewall.
SERVICES

SEARCH

Enigma recently launched its own search indexing algorithm on the website www.adorons.com. This is a free service being offered to the public. The Company's search business model is to generate revenue both through advertising and the licensing of algorithmic results to other Internet companies through XML feeds.

RESEARCH AND DEVELOPMENT

Enigma employs a multiple product sourcing strategy that includes: internal development, licensing from third parties and purchase of source code. In the future, Company strategy may also include acquisitions of technologies, product lines or companies.

New products and enhancements of existing products are typically developed through focused product development groups. Each product development group is responsible for its own design, development and documentation. The Company maintains a central quality assurance department to ensure consistency. Independent contractors are used for aspects of the product and marketing development process. In addition, elements of some of Company products are licensed from third parties.

In the future, Enigma may affect select strategic acquisitions to secure certain technology, people and products which complement or augment overall product and services strategy. Both time to market and potential market share growth, among other factors, are considered when evaluating acquisitions of technologies, product lines or companies. Management may acquire and/or dispose of other technologies and products in the future.


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During the fiscal year ended December 31, 2003, Enigma's research and development expenditures totaled $358,308. As a technology Company we must invest in research and development to design both new, experimental products and marketing campaigns. Management anticipates increased research and development expenditures as its business grows.

INDUSTRY REGULATION

The laws relating to the liability of online vendors of software and providers of online services for activities of their users are currently unsettled both in the U.S. and internationally.

Internet Privacy is an active topic among legislators. Legislation such as the SPYACT, or other legislation originally proposed in California and Massachusetts, would make it extremely difficult for contextual marketing companies to operate or would prohibit the aspects of the service that uses computers to match advertisements to the content on a user's machine. While the California legislation has been modified since being introduced, the legislation has not been finally adopted. If this legislation is adopted as originally introduced, or other similar legislation is adopted, it could prevent any organization that abides by US laws from publishing Spyware. We anticipate that the impact of this legislation would be that US based publishers of Spyware would immediately alter their software to become compliant with the then current laws.

Several other federal laws could have an impact on our business. Compliance with these laws and regulations is complex and may impose significant additional costs on the Company. For example, the Digital Millennium Copyright Act has provisions that subject to compliance with the requirements thereof, limit, but do not eliminate, liability for listing or linking to third-party web sites that include materials that infringe copyrights or other rights.

The Children's Online Protection Act and the Children's Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. Any failure on Enigma's part to comply with these regulations may subject the Company to additional liabilities.

RISK FACTORS

Our financial condition, business, operation, and prospects involve a high degree of risk. You should carefully read and consider the risks and uncertainties described below as well as the other information in this report before deciding to invest in our Company. If any of the following risks are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our investors and stockholders could lose all or a part of their investment.


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RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Our operating results may fluctuate.

     Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. The following factors may affect our operating results:

     o    Our ability to compete effectively.

     o    Our ability to continue to attract users to our web sites.

     o    The level of use of the Internet to find information.

     o    Our ability to attract advertisers.

     o The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure.

     o    Our focus on long term goals over short-term results.

     o    The results of our investments in risky projects.

     o General economic conditions and those economic conditions specific to the Internet and Internet advertising.

     o Our ability to keep our web sites operational at a reasonable cost and without service interruptions.

     o    The success of our geographical and product expansion.

     o    Our ability to attract, motivate and retain top-quality employees.

     o Foreign, federal, state or local government regulation that could impede our ability to post ads for various industries.

     o Our ability to upgrade and develop our systems, infrastructure and products.

     o New technologies or services that block the ads we deliver and user adoption of these technologies.

     o    The costs and results of litigation that we face.

     o    Our ability to protect our intellectual property rights.

     o Our ability to realize revenue from agreements under which we guarantee minimum payments.


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     o    Our ability to manage activities that violate our terms of services, such as software piracy.

     o    Our ability to successfully integrate and manage our acquisitions.

     o    Geopolitical events such as war, threat of war or terrorist actions.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results. In addition, advertising spending has historically been cyclical in nature, reflecting overall economic conditions as well as budgeting and buying patterns.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance. Quarterly and annual expenses as a percentage of net revenues may be significantly different from historical or projected rates. Our operating results in future quarters may fall below expectations, which could cause our stock price to fall.

     IF WE DO NOT CONTINUE TO INNOVATE AND PROVIDE PRODUCTS AND SERVICES THAT ARE USEFUL TO USERS, WE MAY NOT REMAIN COMPETITIVE, AND OUR REVENUES AND OPERATING RESULTS COULD SUFFER.

Our success depends on providing products and services that people use for a high quality Internet experience. Our competitors are constantly developing innovations in web search, online advertising and providing information to people. As a result, we must continue to invest significant resources in research and development in order to enhance our web search technology and our existing products and services and introduce new high-quality products and services that people will use. If we are unable to predict user preferences or industry changes, or if we are unable to modify our products and services on a timely basis, we may lose users and advertisers. Our operating results would also suffer if our innovations are not responsive to the needs of our users and advertisers are not appropriately timed with market opportunity or are not effectively brought to market.

     IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD. AS A RESULT, CURRENT AND POTENTIAL STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH WOULD HARM OUR BUSINESS AND THE TRADING PRICE OF OUR STOCK.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.


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     OUR CORPORATE CULTURE HAS CONTRIBUTED TO OUR SUCCESS, AND IF WE CANNOT
MAINTAIN THIS CULTURE AS WE GROW, OUR BUSINESS MAY BE HARMED.

We believe that a critical contributor to our success has been our corporate culture, which we believe fosters innovation, creativity and teamwork. As our organization grows, and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain the beneficial aspects of our corporate culture. This could negatively impact our future success. In addition, the effects of our stock being publicly traded may create disparities in wealth among our employees, which may adversely impact relations among employees and our corporate culture in general.

     EXISTING OR NEW LEGISLATION COULD EXPOSE ENIGMA TO SUBSTANTIAL LIABILITY, RESTRICT ITS ABILITY TO DELIVER SERVICES TO ITS USERS, LIMIT ITS ABILITY TO GROW AND CAUSE THE COMPANY TO INCUR SIGNIFICANT EXPENSES IN ORDER TO COMPLY WITH SUCH LAWS AND REGULATIONS.

There are a number of emerging initiatives in the computer software industry. Legislation such as the SPYACT, or other legislation originally proposed in California and Massachusetts, would make it extremely difficult for contextual marketing companies to operate or would prohibit the aspects of the service that uses computers to match advertisements to the content on a user's machine. In addition, several states, such as Utah and Pennsylvania, passed laws to protect users from Spyware, but these laws were almost immediately repealed as they would stifle innovation and prevent most existing companies from conducting business in those states. The Company may face risks from legislation that could be passed in the future.

There are also risks associated with international data protection. The interpretation and application of data protection laws in Europe and elsewhere are still uncertain and in flux. It is possible these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring the Company to change its data practices, which in turn could have a material effect on its business.

     OUR INTELLECTUAL PROPERTY RIGHTS ARE VALUABLE, AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

The technology and software we have developed which underlies our products and services is very important to us. Our proprietary products are not protected by patents. To protect our intellectual property rights, we license our software products and require our customers to enter into license agreements that impose restrictions on their ability to utilize the software or transfer it to other users. Additionally, we seek to avoid disclosure of our trade secrets through a number of means, including, but not limited to, requiring those persons with access to our proprietary information to execute confidentiality agreements with us and restricting access to our source code. In addition, we protect our software, documentation, templates and other written materials under trademark, trade secret and copyright laws. Even with all of these safeguards, there can be no assurance that such precautions will provide meaningful protection from competition or that competitors will not independently be able to develop similar technology. The copyright, trademark and trade secret laws, which are a significant source of protection for our intellectual property, offer only limited protection. In addition, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in software are uncertain and still evolving, and the future viability or value of


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any of our intellectual property rights is uncertain. Effective trademark, copyright and trade secret protection may not be available in every country in which our products are distributed or made available.

If, in the future, litigation is necessary to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others, such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results and/or financial condition. As a result, ultimately, we may be unable, for financial or other reasons, to enforce our rights under the various intellectual property laws described above.

     WE ARE, AND MAY IN THE FUTURE BE, SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS, WHICH ARE COSTLY TO DEFEND, COULD REQUIRE US TO PAY DAMAGES AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the Internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims against us grows. Our technologies may not be able to withstand third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party's rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

     OUR ABILITY TO OFFER OUR PRODUCTS AND SERVICES MAY BE AFFECTED BY A VARIETY OF U.S. AND FOREIGN LAWS.

The laws relating to the liability of providers of online services for activities of their users are currently unsettled both in the U.S. and abroad. Claims have been threatened and filed under both U.S. and foreign law for defamation, libel, invasion of privacy and other data protection claims, tort, unlawful activity, copyright or trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted or the content generated by our users. From time to time, we have received notices from individuals who do not want their names or web sites to appear in our web search results when certain keywords are searched. It is also possible we could be held liable for misinformation provided over the web when that information appears in our web search results. If one of these complaints results in liability to us,


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it could be potentially costly, encourage similar lawsuits, distract management and harm our reputation and possibly our business. In addition, increased attention focused on these issues and legislative proposals could harm our reputation or otherwise affect the growth of our business.

The application to us of existing laws regulating or requiring licenses for certain businesses of our advertisers, including, for example, distribution of pharmaceuticals, adult content, financial services, alcohol or firearms, can be unclear. Existing or new legislation could expose us to substantial liability, restrict our ability to deliver services to our users, limit our ability to grow and cause us to incur significant expenses in order to comply with such laws and regulations.

Several other federal laws could have an impact on our business. Compliance with these laws and regulations is complex and may impose significant additional costs on us. For example, the Digital Millennium Copyright Act has provisions that limit, but do not eliminate, our liability for listing or linking to third-party web sites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. The Children's Online Protection Act and the Children's Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. Any failure on our part to comply with these regulations may subject us to additional liabilities.

     IF WE WERE TO LOSE THE SERVICES OF OUR FOUNDERS OR OUR SENIOR MANAGEMENT TEAM, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS STRATEGY.

Our future success depends in a large part upon the continued service of key members of our senior management team. In particular, our founders, Colorado Stark and Alvin Estevez, are critical to the overall management of our Company as well as the development of our technology, our culture and our strategic direction. We do not maintain any key-person life insurance policies. The loss of any of our management or key personnel could seriously harm our business.

     IF WE ARE UNABLE TO RETAIN OR MOTIVATE KEY PERSONNEL OR HIRE QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO GROW EFFECTIVELY.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

As we become a more mature Company, we may find our recruiting efforts more challenging. The incentives to attract, retain and motivate employees provided by our option grants or by future arrangements, such as through cash bonuses, may not be as effective as in the past. If we do not succeed in attracting excellent personnel or retaining or motivating existing personnel, we may be unable to grow effectively.

     OUR TWO FOUNDERS RUN THE BUSINESS AND AFFAIRS OF THE COMPANY COLLECTIVELY, WHICH MAY HARM THEIR ABILITY TO MANAGE EFFECTIVELY.

Colorado Stark, our Executive Chairman, and Alvin Estevez, our CEO, currently provide leadership to the Company as a team. Our Executive Chairman and CEO have general supervision, direction and control of the Company, subject to the control of the board of directors. As a result, they tend to operate the Company collectively and to consult extensively with each other before significant decisions relating to all aspects of Enigma's operations are made. This may slow the decision-making process, and a disagreement among these individuals could prevent key strategic decisions from being made in a timely manner. In the event our two founders are unable to continue to work well together in providing cohesive leadership, our business could be harmed.

         WE HAVE A SHORT OPERATING HISTORY AND A RELATIVELY NEW BUSINESS MODEL IN AN EMERGING AND RAPIDLY EVOLVING MARKET. THIS MAKES IT DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS AND MAY INCREASE THE RISK OF YOUR INVESTMENT.

We first derived revenue from our consumer software security and privacy markets in 2003, all of which revenue has been deferred for financial reporting purposes as discussed in Notes to Financial Statements. We have not yet generated a significant amount of revenue from advertising, and we have only a short operating history with our advertising services. As a result, we have very little operating history for you to evaluate in assessing our future prospects. The internet advertising industry is an immature industry that has undergone rapid and dramatic changes in its short history. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage Company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

     IT HAS BEEN AND MAY CONTINUE TO BE EXPENSIVE TO OBTAIN AND MAINTAIN INSURANCE.

We contract for insurance to cover potential risks and liabilities. In the current environment, insurance companies are increasingly specific about what they will and will not insure. It is possible that we may not be able to get enough insurance to meet our needs, may have to pay very high prices for the coverage we do get or may not be able to acquire any insurance for certain types of business risk. This could leave us exposed to potential claims. If we were found liable for a significant claim in the future, our operating results could be negatively impacted.

     ACQUISITIONS COULD RESULT IN OPERATING DIFFICULTIES, DILUTION AND OTHER HARMFUL CONSEQUENCES.

We do not have any experience acquiring companies. We have evaluated and expect to continue to evaluate, a wide array of potential strategic transactions. From time to time, we may engage in discussions regarding potential acquisitions. Any of these transactions could be material to our financial condition and results of operations. In addition, the process of integrating an acquired Company, business or technology may create unforeseen operating difficulties and expenditures and is risky. The areas where we may face risks include:

     o The need to implement or remediate controls, procedures and policies appropriate for a public Company at companies that prior to the acquisition lacked these controls, procedures and policies.

     o Diversion of management time and focus from operating our business to acquisition integration challenges.

     o Cultural challenges associated with integrating employees from the acquired Company into our organization.

     o    Retaining employees from the businesses we acquire.

     o The need to integrate each Company's accounting, management information, human resource and other administrative systems to permit effective management.

Also, the anticipated benefit of many of our acquisitions may not materialize. Future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Future acquisitions may require us to obtain additional equity or debt financing, which may not be available on favorable terms or at all.

     WE OCCASIONALLY BECOME SUBJECT TO COMMERCIAL DISPUTES THAT COULD HARM OUR BUSINESS.

From time to time we are engaged in disputes regarding our commercial transactions. These disputes could result in monetary damages or other remedies that could adversely impact our financial position or operations. Even if we prevail in these disputes, they may distract our management from operating our business while consuming our limited resources.

     WE HAVE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE TO REMAIN COMPETITIVE.

Our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to improve the performance and reliability of our services. Our failure to adapt to such changes would harm our business. New technologies and advertising media could adversely affect us. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our services or infrastructure.

     IF WE ARE UNABLE TO INTRODUCE NEW PRODUCTS OR PRODUCT ENHANCEMENTS ON A TIMELY BASIS, OR IF THE MARKET DOES NOT ACCEPT THESE PRODUCTS OR PRODUCT ENHANCEMENTS, OUR BUSINESS WILL SUFFER.

The markets for certain of our products and services are new and the markets for all of our products and services are likely to change rapidly. Our future success will depend on our ability to anticipate changing customer requirements effectively and in a timely manner and to offer products and services that meet these demands. The development of new or enhanced software products and services is a complex and uncertain process. We may experience design, development, testing and other difficulties that could delay or prevent the introduction of new products or product enhancements and could increase research and development costs. Further, we may experience delays in market acceptance of new products or product enhancements as we engage in marketing and education of our user base regarding the advantages and system requirements for the new products and services and as customers evaluate the advantages and disadvantages of upgrading to our new products or services.

     THERE IS SIGNIFICANT COMPETITION IN OUR MARKET, WHICH COULD MAKE IT DIFFICULT TO ATTRACT CUSTOMERS, CAUSE US TO REDUCE PRICES AND RESULT IN REDUCED GROSS MARGINS OR LOSS OF MARKET SHARE.

The market for our products and services is highly competitive, dynamic and subject to frequent technological changes. We expect the intensity of competition and the pace of change to at least maintain or increase in the future.

A number of companies offer products that provide some of the functionality of our products. We may not be able to maintain our competitive position against current or potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other resources. Competitors with greater resources may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, distributors, resellers or other strategic partners. We expect additional competition from other established and emerging companies as the market for our products continues to develop. We may not be able to compete successfully against current and future competitors.

     IF OUR RESTRUCTURING PROGRAM IS NOT SUCCESSFUL, WE MAY NOT ACHIEVE THE OPERATIONAL AND FINANCIAL OBJECTIVES WE HAVE SET, AND OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED.

We are in the midst of a restructuring program to address the core issues that are facing our business. The primary focus of this program is our effort to build a new and more sustainable business model, which we believe will enable us to provide better services to our users. Other goals of our restructuring program include reducing credit card chargeback and refund rates.

If we fail to complete our restructuring program successfully, and in particular fail to do so in a timely and cost-effective manner, our business, financial condition and results of operation could be materially adversely affected. In connection with our restructuring efforts, we have incurred in 2003, and through most of 2004, significant operating expenditures. We have dedicated technology consultants and personnel to effect these improvements even as we maintain our current systems with other personnel. As long as we are focused on improving our systems and business processes, we are limited in the time and resources we can dedicate to launching new products and services to meet the needs of our customers and to better compete in the marketplace. We have already experienced significant delays in the launch of our new systems which have in turn caused delays in the launch of new products or services and in upgrades of current ones. Our inability to meet the needs of our customers will affect our ability to effectively compete, to attract and retain customers and to market new products and services.

We cannot assure you that our restructuring program will achieve the goals we have set for it. The implementation of new systems is a complex process that requires communication and coordination throughout our organization and has significant execution risks. We have experienced delays in various stages of these projects and cannot assure you when or if these projects will be successfully completed. Even if our new systems architecture is launched successfully, we cannot assure you that it will enable us to reduce our expenses to the significant extent and in the time frames we currently contemplate. We cannot assure you that our business will ultimately realize the additional benefits we hope to achieve from improved systems or that our new systems will not have unintended adverse impacts on our ability to service our customers and operate our business as planned.

     IF WE DO NOT MAINTAIN A LOW RATE OF CREDIT CARD CHARGEBACKS AND REDUCE OUR RATE OF CREDIT CARD REFUNDS, WE WILL CONTINUE TO FACE THE PROSPECT OF FINANCIAL PENALTIES AND COULD LOSE OUR ABILITY TO ACCEPT CREDIT CARD PAYMENTS FROM CUSTOMERS, WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

A substantial majority of our revenues originate from online credit card transactions. Under current credit card industry practices, we are liable for fraudulent and disputed credit card transactions because we do not obtain the cardholder's signature at the time of the transaction, even though the financial institution issuing the credit card may have authorized the transaction. From sales that occurred in 2004, we experienced high rates of refunds to customers and chargebacks from customers that resulted in the assessment of financial penalties by two credit card associations. Under that association's rules, additional penalties may be imposed at the discretion of the association. Any such potential penalties would be imposed on our credit card processor by the association, and under our contract with our processor, we are required to reimburse it for such penalties.

Some of the measures we are implementing to reduce our rate of chargebacks and credit card refunds may reduce our net revenues.

In an effort to reduce our rate of chargebacks and credit card refunds, we have implemented a number of different measures. However, by implementing aggressive online fraud screens and post-transaction verifications designed to prevent fraudulent credit card transactions on our website, we may block legitimate customers from purchasing our services, thereby reducing our net revenues.

     WE ARE TRANSITIONING FROM A LICENSE FEE REVENUE MODEL TO AN ADVERTISING BASED REVENUE MODEL. THERE CAN BE NO ASSURANCE THIS NEW BUSINESS MODEL WILL BE PROFITABLE.

Historically, we have derived substantially all of our revenues from license fees on SpyHunter(TM), which revenue has been deferred for financial reporting purposes as discussed in Notes to Financial Statements. SpyHunter(TM) has experienced a sustained, substantial decline in product sales volume. SpyHunter(TM) license revenues are expected to continue to decline and could possibly be phased out completely over the coming year. We are devoting a large portion of our financial and personnel resources to develop new Internet search products. The Company is also investing in new products that have recurring subscription revenue such as Spam filtering systems and Internet proxy services. While the Company believes products and services currently under development may be well received, there can be no assurance Enigma will develop a product or business model that will be profitable. Previously, our product sales were non-recurring and substantially all of our reported and deferred revenue for 2003 and 2004 should be deemed as a one-time, non-recurring event.

     WE MAY NOT BE ABLE TO ACCESS THIRD PARTY TECHNOLOGY, WHICH WE DEPEND ON TO CONDUCT OUR BUSINESS AND AS A RESULT WE COULD EXPERIENCE DELAYS IN THE DEVELOPMENT AND INTRODUCTION OF NEW PRODUCTS AND SERVICES OR ENHANCEMENTS OF EXISTING PRODUCTS AND SERVICES.

If we lose the ability to access third party technology which we use, are unable to gain access to additional products or are unable to integrate new technology with our existing systems, we could experience delays in our development and introduction of new products and services and related improvements or enhancements until equivalent or replacement technology can be accessed, if available, or developed internally, if feasible. If we experience these delays, our revenues could be substantially reduced. We license technology that is incorporated into our products and services from third parties. In light of the rapidly evolving nature of technology, we may increasingly need to rely on technology licensed to us by other vendors, including providers of development tools that will enable us to quickly adapt our technology to new products and services. Technology from our current or other vendors may not continue to be available to us on commercially reasonable terms, or at all.

RISKS RELATED TO OUR STOCK BEING PUBLICLY TRADED

     OUR STOCK PRICE MAY BE VOLATILE.

Prior to the Closing Date, the common stock of Enigma has not been traded in a public market. We cannot predict the extent to which a trading market will develop for our common stock or how liquid that market might become. The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

     o Quarterly variations in our results of operations or those of our competitors.

     o Announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments.

     o    Disruption to our operations.

     o The emergence of new sales channels in which we are unable to compete effectively.

     o Our ability to develop and market new and enhanced products on a timely basis.

     o    Commencement of, or our involvement in, litigation.

     o    Any major change in our board or management.

     o Changes in governmental regulations or in the status of our regulatory approvals.

     o Changes in earnings estimates or recommendations by securities analysts.

     o General economic conditions and slow or negative growth of related markets.

In addition, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

     WE DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK.

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

     WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the Securities and Exchange Commission and the NYSE and NASDAQ. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

     THE CONCENTRATION OF OUR CAPITAL STOCK OWNERSHIP WITH OUR FOUNDERS, EXECUTIVE OFFICERS, EMPLOYEES, AND OUR DIRECTORS AND THEIR AFFILIATES WILL LIMIT YOUR ABILITY TO INFLUENCE CORPORATE MATTERS.

We anticipate that our founders, executive officers, directors (and their affiliates) and employees will together own approximately 77.3% of our common stock, representing approximately 77.3% of the voting power of our outstanding capital stock. In particular, on the Closing Date, our two founders, Colorado Stark and Alvin Estevez, will control approximately 74.53% of our outstanding common stock, representing approximately 74.53% of the voting power of our outstanding capital stock. Colorado Stark and Alvin Estevez will therefore have significant influence over management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our Company or its assets, for the foreseeable future. This concentrated control will limit your ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial. As a result, the market price of our common stock could be adversely affected.

     PROVISIONS IN OUR CHARTER DOCUMENTS AND UNDER NEVADA LAW COULD DISCOURAGE A TAKEOVER THAT STOCKHOLDERS MAY CONSIDER FAVORABLE.

Provisions in our articles of incorporation and bylaws, as amended and restated upon the Closing of the Acquisition Agreement may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

     o Our board of directors has the right to elect directors to fill a vacancy created by the expansion of o the board of directors or the resignation, death or removal of a director, which may prevent stockholders from being able to fill vacancies on our board of directors.

     o Our stockholders may act by written consent, provided that such consent is signed by all the shareholders entitled to vote with respect to the subject matter thereof. As a result, a holder, or holders, controlling a majority of our capital stock would not be able to take certain actions without holding a stockholders' meeting.

     o Our articles of incorporation prohibits cumulative voting in the election of directors. This limits the ability of minority stockholders to elect director candidates.

As a Nevada corporation, we are also subject to certain Nevada anti-takeover provisions. Under Nevada law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on Nevada law to prevent or delay an acquisition of us.

     YOU MAY EXPERIENCE DILUTION IF WE RAISE FUNDS THROUGH THE ISSUANCE OF ADDITIONAL EQUITY AND/OR CONVERTIBLE DEBT SECURITIES.

If we raise additional funds through the issuance of equity securities or convertible debt securities, you may experience dilution of your percentage ownership of our Company. This dilution may be substantial. In addition, these securities may have powers, preferences and rights that are senior to the holders of our common stock and may further limit our ability to pay dividends on our common stock.

     OUR COMMON STOCK HAS A SMALL PUBLIC FLOAT AND FUTURE SALES OF OUR COMMON STOCK, MAY NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

As of February 16, 2005, there were approximately 16,170,009 million shares of our common stock outstanding. As a group, our officers, directors and all other persons who beneficially own more than 10% of our total outstanding shares, beneficially own on an as-converted basis an aggregate of approximately 12,052,001 million shares of our common stock. Our common stock would have a public float of approximately 1.5 million shares, which are shares in the hands of public investors, and which, as the term "public float" is defined by NASDAQ, excludes shares that are held directly or indirectly by any of our officers or directors or any other person who is the beneficial owner of more than 10% of our total shares outstanding. These shares are held by a relatively small number of shareholders of record. We cannot predict the effect, if any, that future sales of shares of our common stock into the market will have on the market price of our common stock. However, sales of substantial amounts of common stock, including shares issued upon the exercise of warrants and stock options and/or conversion of preferred stock into common stock, or the perception that such transactions could occur, may materially and adversely affect prevailing market prices for our common stock.

     BECAUSE THE MARKET FOR AND LIQUIDITY OF OUR SHARES IS VOLATILE AND LIMITED, AND BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Our common stock is now quoted on the Over-the-Counter Bulletin Board ("OTC BB") (Symbol MXIG.OB). The OTC BB is generally considered to be a less efficient market than the established exchanges or the NASDAQ markets. While we anticipate seeking to be listed on the NASDAQ Small-Cap Market at some time in the future, it is impossible at this time to predict when, if ever, such application will be made or whether such application will be successful. While our common stock continues to be quoted on the OTC BB, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our common stock, compared to if our securities were traded on NASDAQ or a national exchange. In addition, our common stock is subject to certain rules and regulations relating to "penny stocks" (generally defined as any equity security that is not quoted on the NASDAQ Stock Market and that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "accredited investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent bid and offer quotations for the penny stock held in the account, and certain other restrictions. If the broker-dealer is the sole market maker, the broker-dealer must disclose this, as well as the broker-dealer's presumed control over the market. For as long as our securities are subject to the rules on penny stocks, the liquidity of our common stock could be significantly limited. This lack of liquidity may also make it more difficult for us to raise capital in the future.

ADDITIONAL INFORMATION

We are obligated to file reports with the SEC pursuant to the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

We intend to voluntarily furnish our security holders with an annual report that contains audited financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The information required by this item will be filed by amendment to this report no later than 71 calendar days after the date that this report became due. The amended report will also contain the financial statements and comparison of prior periods for Enigma.

FOR THE YEAR ENDED DECEMBER 31, 2003

We begin our Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A), with a discussion of the Critical Accounting Policies and the Use of Estimates, which we believe are important for an understanding of the assumptions and judgments underlying our financial statements. We continue with a discussion of the Results of Operations for the year ended December 31, 2003, followed by a discussion of Liquidity and Capital Resources available to finance our operations.

We develop software and Internet-based systems designed to give our customers information and control over the programs installed on their computers in an automated and easy to use way. Our business strategy is to develop products that further the values on which the Internet is based: transparency and user control. In promoting these values, our commitment to customers is paramount. Our consumer software product line is focused on delivering Internet privacy and security to individual users, homes offices and small businesses.

While SpyHunterTM and other of our consumer security products are well known in desktop protection, substantially all of our deferred revenue for the year ended December 31, 2003 was derived from license fees on our SpyHunterTM product, sales of which commenced in June 2003.

This MD&A contains forward-looking statements that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by such forward-looking statements. We cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CRITICAL ACCOUNTING POLICIES AND THE USE OF ESTIMATES
-----------------------------------------------------

REVENUE RECOGNITION

We recognize revenue from the license fees of SpyHunterTM in accordance with accounting principles generally accepted in the United States of America that have been prescribed for the software industry. Revenue recognition requirements in the software industry are very complex and require us to make some estimates.

Specifically, we recognize revenues in accordance with SOP No. 97-2 "Software Revenue Recognition," as amended by SOP No. 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions." These statements of position provide guidance for recognizing revenues related to sales by software vendors. The Company sell its SpyHunterTM software

("SpyHunter") over the Internet. Customers order the product and simultaneously provide their credit card information to the Company.

Upon receipt of authorization from the credit card issuer, the Company licenses the customer to download SpyHunter over the Internet. As part of the sales price, the Company provides post-contract customer support ("PCS") which consists primarily of e-mail support and free updates to its SpyHunter software indefinitely, as and when such updates are available.

The sales of software arrangements by the Company are considered to be multiple deliverables. In accordance with SOP No. 97-2 and SOP No. 98-9, the fee is required to be allocated to the various elements based on vendor specific objective evidence ("VSOE") of fair value. On all sales of SpyHunter which took place during the year ended December 31, 2003, VSOE does not exist for the allocation of revenue to the various elements of the arrangement, as a result, the Company has deferred all revenue from the arrangements. The Company expects that it will also defer all revenue from the sale of software arrangements in 2004 as well.

The Company will not recognize the revenue from these sales until the earlier of the point at which (a) such sufficient VSOE does exist or (b) all elements of the arrangements have been delivered.

The Company has informed all of its customers that as of March 10, 2005, it will no longer support or provide updates to its SpyHunter software, versions 1.1 through 1.6. Accordingly, the Company expects that it will recognize as revenue all proceeds from the sale of such software during the year ending December 31, 2005.

RESERVES FOR PRODUCT RETURNS

Our policy with respect to product returns is spelled out in our End User License Agreement ("EULA"), which states "...products purchased that are downloadable are NOT refundable; however, Enigma Software Group, Inc. reserves the right to award refunds to a customer on a per case basis." As a result, we have accrued approximately $13,000 as of December 31, 2003 for potential customer returns and chargebacks. A greater or fewer number of products may be returned or the level of chargebacks may also increase or decrease. This, as well as unanticipated changes in the economic and industry environment, could make actual results differ from our estimates of returns and chargebacks.

INCOME TAXES

We make estimates to determine our current provision for income taxes, as well as our income taxes payable. Our estimates with respect to the current provision for income taxes take into account current tax laws and our interpretation of current tax laws, as well as possible outcomes of any future tax audits. Changes in tax laws or our interpretation of tax laws and the resolution of any future tax audits could significantly impact the amounts provided for income taxes in our financial statements.

LEGAL CONTINGENCIES

There were no legal claims pending, nor threatened litigation, nor legal disputes against us at December 31, 2003; nor were we a party to any such actions against other potential parties as of those dates.

RESULTS OF OPERATIONS
---------------------

OVERVIEW

Our goal for the year ended December 31, 2003 was to launch SpyHunterTM and generate significant revenue from its licensing. We were successful in that regard, however as discussed above and in Notes to Financial Statements, all of the revenues associated with SpyHunterTM have been deferred. Our business plan going forward is to continue to develop Internet products and services for the consumer and to generate increased revenue.

We are devoting a large portion of our financial and personnel resources to developing new Internet search products; and we are also investing in new products that will have recurring subscription revenue, such as Spam filtering systems and Internet proxy services. As a result, substantially all of our reported and deferred revenue for the years ended December 31, 2003 and 2004 should be deemed as a one-time, non-recurring event.

REVENUES

Total Revenues for the year ended December 31, 2003 were zero and reflect the deferral of 100% of our E-Commerce revenue in connection with the application of our revenue recognition policy.

EXPENSES

Expenses for the year ended December 31, 2003 were directly related to the launch of our SpyHunterTM product and the resultant incurrence of a significant level of expense in connection with bringing the product to market, marketing the product to end users and providing support in the maintenance of our SpyHunterTM product, as well as the costs associated with building our corporate infrastructure.

                                       For the year
                                           ended
                                        December 31,
                                            2003
                                       -------------
Marketing and selling expenses           $2,574,293

General and administrative expenses       2,564,631
Research and development expenses          358,308
Depreciation expense                          9,501
                                       -------------

                                       =============
                    Total expenses       $5,506,733

NET LOSS

Due to the foregoing and after accounting for other income and interest income, as well as income tax expense, we experienced a net loss for the year ended December 31, 2003 of $5,513,768. As a result of the strong interest by end users in our SpyHunterTM product, and the costs associated with providing that product we anticipate that our operations for the fiscal year ending December 31, 2004 should result in an even greater net loss, as we continue to defer all revenues associated with the sales of our SpyHunterTM product.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

At December 31, 2003, all of our cash of $693,819, was restricted and was held as collateral by a financial institution under a credit card processing agreement. In addition, our operating bank accounts had a net overdraft of $58,007 at December 31, 2003. During the year ended December 31, 2003, we used net cash of $124,500 in operating activities. The difference of $5,389,265 between net cash used in operating activities and the reported net loss for the year is primarily related to our policy of revenue recognition and the resultant deferral of $6,318,482 of revenue in connection with our sales of SpyHunterTM , as well as restricted cash of $693,819 of sales proceeds, and accounts receivable of $292,569, net of allowance for returns and chargebacks of $13,000. Net cash used in investing activities for the year ended December 31, 2003 was $29,583, comprised mainly of the acquisition of property and equipment, principally computer equipment.

DESCRIPTION OF PROPERTY

As of the Closing Date, the Company's headquarters are located at 17 State Street New York, New York. The Company leases 6,236 square feet of office space for $16,629 per month under an operating lease which expires on November 30, 2007. Prior to the Closing Date, the Company's offices were located at 836 South Slate Canyon Drive, Provo, Utah 84606.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known by us to be the beneficial owner of five percent or more of our common stock, all directors individually and all directors and officers as a group. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

                                                 Amount of
                                                Beneficial
Name and Address of Beneficial Owner             Ownership   Percentage of Class
------------------------------------            ----------   -------------------

Colorado Stark                                   6,056,872         37.45%
Alvin Estevez                                    5,995,129         37.07%
Richard M. Scarlata                                      0             0%
Officers and Directors as a group 4 people)     12,052,001         74.53%

CHANGE OF CONTROL

On February 16, 2005, the Company entered into the Acquisition Agreement with Enigma and its Stockholders. On the Closing Date, pursuant to the terms of the Acquisition Agreement, the Company acquired substantially all of the issued and outstanding capital stock of Enigma from the Stockholders in exchange for 14,158,953 newly-issued shares of the Company's Common Stock.

The Company has also filed with the SEC an Information Statement complying with Rule 14f-1 under the Securities Exchange Act of 1934 that describes a change in a majority of the Company's board of directors that is occurring in connection with the change of control of the Company resulting from the Closing of the Acquisition Agreement. On the Closing Date, one director designated by Enigma were added to the Board. Effective upon the tenth day following the mailing of such information statement to the stockholders of the Company the resignation of the current directors of the Company (excluding the Enigma designee) will become effective and two directors designated by Enigma will become directors of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the names of Enigma's directors and officers, their ages, all positions and offices that they hold with Enigma, the period during which they have served as such, and their business experience during at least the last five years. These officers and directors will hold identical positions with the Company.

Name                     Age       Position Held              Experience
----                     ---       -------------              ----------

Colorado Stark           33        Executive Chairman         Mr. Stark currently serves as Executive Chairman
                                                              of the Company.  Prior to this position, Mr.
                                                              Stark was Executive Chairman of Enigma since
                                                              co-founding it in 1999.  Having worked in the
                                                              investment banking industry for the last 12
                                                              years, Mr. Stark offers Enigma his experience in
                                                              building successful, high growth enterprises.
                                                              Mr. Stark also spent two years, from 2001 to
                                                              2003, as president of Brill Capital. Under His
                                                              leadership Brill Capital financed innovative
                                                              companies in the fields of Biotechnology and
                                                              Communications.


                                       26


Alvin Estevez            34        CEO, President and         Mr. Estevez is a co-founder of Enigma and
                                   Director                   currently serves as CEO, President and Director
                                                              and has held such positions since 1999.  He comes
                                                              from a network security background, prior to
                                                              founding the Company he  worked at defense
                                                              contractor Northrop Grumman, as well as with
                                                              related subsidiaries and entities. Mr. Estevez
                                                              brings to Enigma the experience of managing large
                                                              groups of technical personnel along with the
                                                              expertise of building enterprise level technology
                                                              systems.

Richard M. Scarlata      61        CFO                        Mr. Scarlata became CFO of the Company as of
                                                              December 30, 2004. From 1999 until that date, Mr.
                                                              Scarlata was self-employed as a consultant,
                                                              providing financial, accounting and business
                                                              advisory services to clients.  From 1993,
                                                              Mr. Scarlata held at different intervals the CFO
                                                              and CEO positions at Rockefeller Center
                                                              Properties, a publicly traded REIT.  Mr. Scarlata
                                                              has been a CPA since 1970. At present, Mr.
                                                              Scarlata also serves as an Adjunct Professor of
                                                              Finance at Monroe College in The Bronx, NY.



EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the executive officers of the Enigma who were serving at the end of fiscal year 2004, for services in all capacities to the Enigma.

SUMMARY COMPENSATION TABLE

----------------------- ------ ---------------------------------- ------------------------------------------------------------
                                      Annual Compensation                           Long-Term Compensation
----------------------- ------ ---------------------------------- ------------------------------------------------------------
                                                                               Awards                Payouts
----------------------- ------ --------- ------------ ----------- --------------------------------- ---------- ---------------
  Name And Principal    Year   Salary     Bonus ($)   Other        Restricted       Securities      LTIP          All Other
       Position                  ($)                  Annual         Stock          Underlying      Payouts    Compensation ($)
                                                      Compensation Awards ($)    Options/SARs (#)      ($)
                                                         ($)
----------------------- ------ --------- ------------ ----------- ------------- ------------------- ---------- ---------------

----------------------- ------ --------- ------------ ----------- ------------- ------------------- ---------- ---------------
Colorado Stark,         2004   87,769    1,100,000     2,648            0               0                 0            0
Chairman
----------------------- ------ --------- ------------ ----------- ------------- ------------------- ---------- ---------------
                        2003      0      1,150,000         0            0               0                 0            0
----------------------- ------ --------- ------------ ----------- ------------- ------------------- ---------- ---------------
                        2002      0               0        0            0               0                 0            0
----------------------- ------ --------- ------------ ----------- ------------- ------------------- ---------- ---------------

----------------------- ------ --------- ------------ ----------- ------------- ------------------- ---------- ---------------
Alvin Estevez,          2004   87,769    1,100,000     4,423            0               0                 0            0
CEO and President
----------------------- ------ --------- ------------ ----------- ------------- ------------------- ---------- ---------------
                        2003      0      1,150,000         0            0               0                 0            0
----------------------- ------ --------- ------------ ----------- ------------- ------------------- ---------- ---------------
                        2002      0               0        0            0               0                 0            0
----------------------- ------ --------- ------------ ----------- ------------- ------------------- ---------- ---------------

----------------------- ------ --------- ------------ ----------- ------------- ------------------- ---------- ---------------
Richard M. Scarlata     2004      0               0        0            0               0                 0            0
----------------------- ------ --------- ------------ ----------- ------------- ------------------- ---------- ---------------
                        2003      0               0        0            0               0                 0            0
----------------------- ------ --------- ------------ ----------- ------------- ------------------- ---------- ---------------
                        2002      0               0        0            0               0                 0            0
----------------------- ------ --------- ------------ ----------- ------------- ------------------- ---------- ---------------



                     OPTION/SARS GRANTS IN LAST FISCAL YEAR

     The following table sets forth the grant of stock options made during the fiscal year ended December 31, 2004 to the persons named in the Summary Compensation Table:

                              Number of
                              Securities       % of Total Options
                          Underlying Options   Granted to Employees    Exercise Price per
Name                           Granted           in Fiscal Period            Share          Expiration Date
----                      ------------------   --------------------    ------------------   ---------------

Colorado Stark                    0                     N/A                   N/A                    N/A
Alvin Estevez                     0                     N/A                   N/A                    N/A
Richard M. Scarlata               0                     N/A                   N/A                    N/A



               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information with respect to unexercised stock options held by the persons named in the Summary Compensation Table at December 31, 2004.

                           Number of Unexercised Options at        Value of Unexercised in-the-Money Options
                                      Fiscal Year-End                         at Fiscal Year-End($)
                          ----------------------------------       -----------------------------------------

Name                      Exercisable       Unexercisable          Exercisable      Unexercisable
----                      -----------       -------------          -----------      -------------

Colorado Stark                    0                 0                      0                0
Alvin Estevez                     0                 0                      0                0
Richard M. Scarlata               0                 0                      0                0



             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

     The following table sets forth information with respect to awards made to persons named in the Summary Compensation Table pursuant to a long-term incentive plan in the fiscal year ending December 31, 2004.

                                                                   Estimated Future Payouts Under Non-Stock
                           Number of         Performance or                   Price-Based Plans
                       Shares, Units or    Other Period Under      -----------------------------------------
Name                     Other Rights     Maturation or Payout     Threshold          Target         Maximum
----                   ----------------   --------------------     ---------          ------         -------

Colorado Stark                  0                 N/A                 N/A               N/A           N/A
Alvin Estevez                   0                 N/A                 N/A               N/A           N/A
Richard M. Scarlata             0                 N/A                 N/A               N/A           N/A



COMPENSATION OF DIRECTORS

All directors are reimbursed for out-of-pocket expenses in connection with attendance at board of director's and/or committee meetings. The Company may establish other director compensation plans (e.g. options, cash for attending meetings, etc.) in the future.

EMPLOYMENT AGREEMENTS

Messrs. Stark, Estevez and Scarlata each have an employment agreement with Enigma that extends until December 31, 2007. A copy of each of their employment agreements is included in the Exhibits of this document.

BENEFIT PLANS

During 2003, the Company adopted a SEP IRA Plan. The Company accrued a contribution of $81,550 for services performed in 2003. Other than the SEP IRA Plan which has 3 participants, and a defined contribution 401-K plan that was adopted in 2004, the Company does not have any pension plan, profit sharing plan, or similar plans for the benefit of the Company's officers, directors or employees. However the Company may establish such plans in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the preparation of financial statements for the 2002 and 2003 fiscal years, Nobska Associates, LLC, a company of which Mr. Scarlata is a principal, was paid a fee of $23,850 and was reimbursed for out-of-pocket expenses totaling $292.50 for services rendered.

DESCRIPTION OF SECURITIES

Enigma's authorized capital stock consists of 10,000,000 shares of common stock, par value $.005 per share, of which there are 5,248,722 shares issued and outstanding, including 66,571 shares of treasury stock that has not been cancelled. Substantially all of the issued and outstanding shares of Enigma's common stock are held by the Company as a result of the Acquisition. The Company's authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. The following statements relating to the capital stock set forth the material terms of these securities; however, reference is made to the more detailed provisions of, and these statements are qualified in their entirety by reference to, the Company's Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the Company's SEC reports.

COMMON STOCK

Holders of shares of the Company's common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and preferential payments, if any. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to our common stock.

PREFERRED STOCK

Currently there are no shares of preferred stock of the Company authorized. At present, the Company has no plans to authorize any preferred stock, issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

DIVIDENDS

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends for the foreseeable future.

TRANSFER AGENT

Interwest Transfer Co., Inc., whose address is P.O. Box 17136, Salt Lake City, Utah 84117 currently acts as our transfer agent and registrar.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS.

The Company's Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol MXIG.OB. To the Company's knowledge, no public trading market has developed for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile.

When the trading price of the Company's common stock is below $5.00 per share, the common stock is considered to be a "penny stock" and is subject to rules promulgated by the SEC (Rule 15-1 through 15g- 9) under the Exchange Act. These rules impose significant requirements on brokers, including: (a) delivering to customers the SEC's standardized risk disclosure document; (b) providing customers with current bid and ask prices; (c) disclosing to customers the brokers-dealer's and sales representatives compensation; and (d) providing to customers monthly account statements.

DIVIDEND POLICY

The Company does not intend to pay any cash dividends on its common stock in the foreseeable future. All cash resources are expected to be invested in developing the Company's business plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table discloses information as of December 31, 2004 with respect to compensation plans (including individual compensation arrangements) under which the Company's equity securities are authorized for issuance.


------------------------------- ---------------------------- ---------------------------- ----------------------------
Plan Category                   (a)                          (b)                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Number of securities to be   Weighted-average exercise    Number of securities
                                                                                          remaining available for
                                                                                          future issuance under
                                issued upon exercise of      price of outstanding         equity compensation plans
                                outstanding options,         options, warrants and        (excluding securities
                                warrants and rights          rights                       reflected in column (a)
------------------------------- ---------------------------- ---------------------------- ----------------------------


                                       31


------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans       N/A                          N/A                          N/A
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not   N/A                          N/A                          N/A
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                           N/A                          N/A                          N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------



OPTIONS AND WARRANTS

As of December 31, 2004, the Company had no warrants to purchase common stock outstanding.

As of December 31, 2004, the Company had no options to purchase common stock outstanding.

HOLDERS

As of December 31, 2004, the Company had issued an aggregate of 99,153,807 shares of its common stock to approximately 42 shareholders of record.

LEGAL PROCEEDINGS.

There are currently no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which Enigma or the Company is a party or of which any of their property is the subject.

RECENT SALES OF UNREGISTERED SECURITIES.

None.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation and the By-Laws of the Company do not currently contain provisions requiring the indemnification of its directors or officers.
Section 78.7502 of the Nevada Revised Statutes (the "NRS") permits a corporation to indemnify any officer, director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him. In addition, pursuant to Section 78.7502 of the NRS, the Board of Directors may, in its discretion, direct the purchase of liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, it is the opinion of the SEC that such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES.

On the Closing Date, pursuant to the terms of the Acquisition Agreement, the Company acquired substantially all of the issued and outstanding capital stock of Enigma from the Stockholders in exchange for 14,158,953 newly-issued shares of the Company's Common Stock issued pursuant to an exemption from registration available under Rule 506 of the Securities Act. In addition, the Company issued 135,000 shares of its Common Stock to Bateman Dynasty, LLC in consideration for assuming liabilities of the Company in excess of $50,000.

ITEM 5.01. CHANGE IN CONTROL OF REGISTRANT.

See the disclosure under Item 2.01 "Completion of Acquisition or Disposition of Assets" which is incorporated by reference into this Item 5.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On the Closing Date: Mr. Mathew Evans, Mr. Todd Stimpson and Ms. Kristen Evans resigned as Directors of the Company effective ten days after the mailing to the shareholders of the Company of the Schedule 14F-1 related thereto; and on that same date Colorado Stark and Alvin Estevez were elected as Directors of the Company; and Mr. Evans resigned as Chief Executive Officer and President of the Company and Colorado Stark was appointed as its Executive Chairman, Alvin Estevez as its CEO and President and Richard M. Scarlata its Chief Financial Officer. See, "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS", page [27], above.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements for Business Acquired

The financial statements required by this item will be filed by amendment to this report no later than 71 calendar days after the date that this report became due. The amended report will also contain a Management's Discussion and Analysis of Financial Condition and Results of Operation section that provides a detailed discussion of the financial statements and comparison of prior periods. Attached hereto are the financial statements of Enigma for the year ended December 31, 2003.

     (b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this report no later than 71 calendar days after the date that this report became due.

     (c) Exhibits

Exhibit 2 Share Exchange Agreement, effective as of February 16, 2005, by and among the Company, Enigma and the Stockholders.

Exhibit 10.1 Lease Agreement, dated as of April 2004, by and between Enigma and RFR/SF 17 State Street LP.

Exhibit 10.2 Employment Agreement, dated as of November 15, 2004, by and between Enigma and Colorado Stark.

Exhibit 10.3 Employment Agreement, dated as of November 15, 2004, by and between Enigma and Alvin Estevez.

Exhibit 10.4 Employment Agreement, dated as of December 30, 2004, by and between Enigma and Richard M. Scarlata.

Exhibit 17.1    Resignation Letter of Mathew Evans,
                dated as of February 16, 2005.

Exhibit 17.2    Resignation Letter of Todd Stimpson,
                dated as of February 16, 2005.

Exhibit 17.3    Resignation Letter of Kristen Evans,
                dated as of February 16, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 18, 2005


                                        MAXI GROUP, INC.


                                        By:      /s/  Colorado Stark
                                            ------------------------------------
                                                 Name:   Colorado Stark
                                                 Title:  Executive Chairman



                                        By:      /s/  Alvin Estevez
                                            ------------------------------------
                                                 Name:  Alvin Estevez
                                                 Title: Chief Executive Officer
                                                        and President

                                  Exhibit Index

Exhibit Number    Description of Exhibit

Exhibit 2 Share Exchange Agreement, effective as of February 16, 2005, by and among the Company, Enigma and the Stockholders.

Exhibit 10.1 Lease Agreement, dated as of April 2004, by and between Enigma and RFR/SF 17 State Street LP.

Exhibit 10.2 Employment Agreement, dated as of November 15, 2004, by and between Enigma and Colorado Stark.

Exhibit 10.3 Employment Agreement, dated as of November 15, 2004, by and between Enigma and Alvin Estevez.

Exhibit 10.4 Employment Agreement, dated as of December 30, 2004, by and between Enigma and Richard M. Scarlata.

Exhibit 17.1      Resignation Letter of Mathew Evans, dated as of
                  February 16, 2005.

Exhibit 17.2      Resignation Letter of Todd Stimpson, dated as of
                  February 16, 2005.

Exhibit 17.3      Resignation Letter of Kristen Evans, dated as of
                  February 16, 2005.

                           ENIGMA SOFTWARE GROUP, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2003


                                     F-1-1

ENIGMA SOFTWARE GROUP, INC.

CONTENTS

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS

   Independent auditors' report                                            F-1-3

   Balance sheet as of December 31, 2003                                   F-1-4

   Statement of operations for the year ended December 31, 2003            F-1-5

   Statement of stockholders' equity for the year ended December 31, 2003  F-1-6

   Statement of cash flows for the year ended December 31, 2003            F-1-7

   Notes to financial statements                                           F-1-8


                                     F-1-2

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Enigma Software Group, Inc.
New York, New York


We have audited the accompanying balance sheet of Enigma Software Group, Inc. (the "Company") as of December 31, 2003, and the related statements of operations, changes in stockholders' equity/(capital deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Enigma Software Group, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


Eisner LLP

New York, New York
December 15, 2004

With respect to Note A,
December 29, 2004


                                     F-1-3

ENIGMA SOFTWARE GROUP, INC.

BALANCE SHEET
DECEMBER 31, 2003

ASSETS
Current assets:
   Restricted cash                                               $    693,819
   Accounts receivable (net of allowance for returns
     and chargebacks of $13,000)                                      292,569
   Notes receivable from related parties                               33,500
   Prepaid expenses and other current assets                           42,224
                                                                 ------------

      Total current assets                                          1,062,112

Property and equipment, net                                            34,878
                                                                 ------------

                                                                 $  1,096,990
                                                                 ============

LIABILITIES
Current liabilities:
   Bank overdraft                                                $     58,007
   Accounts payable and accrued expenses                               90,924
   Loans from shareholders                                             70,497
                                                                 ------------

      Total current liabilities                                       219,428

Deferred revenue                                                    6,318,482
                                                                 ------------

                                                                    6,537,910
                                                                 ------------

Commitments and contingencies

STOCKHOLDERS' EQUITY/(CAPITAL DEFICIT)
Common stock, par value $.005, 10,000,000 shares authorized;
   5,248,722 issued and outstanding                                    26,244
Additional paid-in capital                                             62,642
Accumulated deficit                                                (5,525,146)
Treasury stock - at cost (66,571 common shares)                        (4,660)
                                                                 ------------

                                                                   (5,440,920)
                                                                 ------------

                                                                 $  1,096,990
                                                                 ============


See notes to financial statements


                                     F-1-4

ENIGMA SOFTWARE GROUP, INC.

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2003

Revenue                                                          $          0
                                                                 ------------

Expenses:
   Marketing and selling expenses                                   2,574,293
   General and administrative expenses                              2,564,631
   Research and development expenses                                  358,308
   Depreciation expense                                                 9,501
                                                                 ------------

      Total expenses                                                5,506,733
                                                                 ------------

Operating loss                                                     (5,506,733)
Other income                                                           52,675
Interest income                                                           744
                                                                 ------------

Loss before income taxes                                           (5,453,314)
Income tax expense                                                     60,454
                                                                 ------------

NET LOSS                                                         $ (5,513,768)
                                                                 ============


See notes to financial statements


                                     F-1-5

ENIGMA SOFTWARE GROUP, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(CAPITAL DEFICIT)

                                    COMMON STOCK                                       TREASURY STOCK
                                --------------------   ADDITIONAL                   --------------------
                                               PAR      PAID-IN      ACCUMULATED
                                 SHARES       VALUE     CAPITAL        DEFICIT       SHARES      AMOUNT        TOTAL
                                ---------   --------   ----------   -------------   --------   ---------   ------------
BALANCE - DECEMBER 31, 2002     5,248,722   $ 26,244   $   62,642   $    (11,378)                         $     77,508
Purchase of treasury stock                                                          (66,571)   $ (4,660)        (4,660)
Net loss for the year                                                 (5,513,768)                           (5,513,768)
                                ---------   --------   ----------   ------------    -------    --------   ------------

BALANCE - DECEMBER 31, 2003     5,248,722   $ 26,244   $   62,642   $ (5,525,146)   (66,571)   $ (4,660)  $ (5,440,920)
                                =========   ========   ==========   ============    =======    ========   ============


See notes to financial statements


                                     F-1-6

ENIGMA SOFTWARE GROUP, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                      $  (5,513,768)
   Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation and amortization                                      9,501
      Changes in:
        Restricted cash                                               (693,819)
        Accounts receivable                                           (292,569)
        Prepaid expenses and other current assets                      (42,224)
        Accounts payable and accrued expenses                           89,897
        Deferred revenue                                             6,318,482
                                                                 -------------

           Net cash used in operating activities                      (124,500)
                                                                 -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                  (29,583)
                                                                 -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Purchase of treasury stock                                           (4,660)
   Bank overdraft                                                       58,007
   Loans from shareholders and related parties                          80,872
                                                                 -------------

           Net cash provided by financing activities                   134,219
                                                                 -------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                              (19,864)
Cash - beginning of year                                                19,864
                                                                 -------------

CASH - END OF YEAR                                               $           0
                                                                 =============


See notes to financial statements


                                     F-1-7

ENIGMA SOFTWARE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003


NOTE A - ORGANIZATION

Enigma Software Group, Inc. (the "Company"), a Delaware corporation, develops software and Internet-based systems designed to give customers information and control over the programs installed on their computers in an automated and easy way to use. The Company's business strategy is to develop products that further the values on which the Internet is based: transparency and user control. In promoting these values, commitment to customers is paramount.

On December 29, 2004, the Company signed a share exchange agreement, pursuant to which, Maxi Group, Inc., a Nevada corporation ("Maxi"), which is a non-operating public company with nominal net assets, would acquire substantially all of the issued and outstanding common stock of the Company in exchange for the issuance of 14,158,953 shares of common stock of Maxi. The 14,158,953 shares which would be issued by Maxi represent approximately 90.6% of its ownership interests. In connection with the legal form of this transaction, the Company would become a wholly owned subsidiary of Maxi. For accounting purposes, the acquisition would be treated as a recapitalization of the Company, or a "reverse merger" rather than a business combination. Since the Company would be the acquirer for accounting purposes, the historical financial statements would be those of the Company and the Company would continue its existing operations.


NOTE B - SIGNIFICANT ACCOUNTING POLICIES

[1]  FAIR VALUE OF FINANCIAL INSTRUMENTS:

     At December 31, 2003, the Company's financial instruments consist of restricted cash, accounts receivable, accounts payable, loans from shareholders and notes receivable from related parties. The carrying values of these instruments approximate their fair value, because of their short-term nature.

[2]  REVENUE RECOGNITION:

     The Company recognizes revenues in accordance with SOP No. 97-2, "Software Revenue Recognition," as amended by SOP No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions." These statements provide guidance for recognizing revenues related to sales by software vendors. The Company sells its SpyHunterTM software ("SpyHunter") over the Internet. Customers order the product and simultaneously provide their credit card information to the Company. Upon receipt of authorization from the credit card issuer, the Company licenses the customer to download SpyHunter over the Internet. As part of the sales price, the Company provides post-contract customer support ("PCS") which consists primarily of e-mail support and free updates to its SpyHunter software indefinitely, as and when such updates are available. The sales of software arrangement by the Company are considered to be multiple deliverables. In accordance with SOP No. 97-2 and SOP No. 98-9, the fee is required to be allocated to the various elements based on vendor specific objective evidence ("VSOE") of fair value. Since VSOE does not exist for the allocation of revenue to the various elements of the arrangement, the Company has deferred all revenue from the arrangement. The Company will not recognize the revenue until the earlier of the point at which (a) such sufficient VSOE does exist or (b) all elements of the arrangement have been delivered.

     The Company has informed all its customers that as of March 10, 2005 the Company will not support or provide updates to it SpyHunter software. Accordingly, the Company will recognize as revenue all proceeds from the sale of such software in 2005.


                                     F-1-8

ENIGMA SOFTWARE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003


NOTE B - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[2]  REVENUE RECOGNITION: (CONTINUED)

     The Company's license agreement for its SpyHunter software does not give the Company's customers any rights of return. However, the Company may decide to accept customer returns on a case by case basis. The Company has accrued approximately $13,000 as of December 31, 2003 for customer returns and chargebacks.

[3]  PROPERTY, PLANT AND EQUIPMENT:

     Furniture, equipment and computer hardware are depreciated using the straight-line method over their estimated useful lives of up to five years. Leasehold improvements are amortized by the straight-line method over the shorter of the remaining term of the lease or the economic useful life of the asset.

[4]  SOFTWARE DEVELOPMENT COSTS:

     The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Computer Software To Be Sold, Leased, or Otherwise Marketed". Such costs are expensed prior to achievement of technological feasibility and thereafter are capitalized. There has been very limited software development costs incurred between the time the SpyHunterTM software and its related enhancements have reached technological feasibility and its general release to customers. As a result, all software development costs have been charged to research and development.

[5]  ADVERTISING EXPENSES:

     Advertising expenses, consisting primarily of space purchased from various Internet-based marketers as well as search engines, are expensed as incurred.

[6]  INCOME TAXES:

     The Company uses the asset and liability method to account for income taxes. Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

[7]  ACCOUNTING ESTIMATES:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue, costs and expenses during the period. Estimates are used when accounting for sales returns and allowances, depreciation, amortization, employee benefits and asset valuations. Actual results could differ from those estimates.


                                     F-1-9

ENIGMA SOFTWARE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003


NOTE C - RESTRICTED CASH

Under a credit card processing agreement with a financial institution, the Company may be required to maintain a security reserve deposit as collateral. The amount of the deposit is at the discretion of the financial institution and as of December 31, 2003 it amounted to $693,819.


NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

     Computer hardware                                         $ 60,415
     Furniture and fixtures                                       1,633
                                                               --------

                                                                 62,048
     Less accumulated depreciation and amortization              27,170
                                                               --------

                                                               $ 34,878
                                                               ========

During the year ended December 31, 2003, the Company recorded depreciation and amortization expense of $9,501.


NOTE E - PROVISION FOR INCOME TAXES

The income tax benefit expense for the year ended December 31, 2003 differed from the amounts computed by applying the federal income tax rate of 34% to a pre-tax loss as a result of the following:

     Computed (benefit) expense                                $ (1,856,223)
     State tax (benefit) expense net of federal effect             (327,569)
     Increase in valuation allowance                              2,274,141
     Other                                                          (29,991)
                                                               ------------

     Income tax expense                                        $     60,358
                                                               ============

The tax effects of the temporary differences that give rise to deferred tax assets and liabilities at December 31, 2003 are presented below:

     Deferred revenue                                          $  2,228,336
     Net operating loss carryforward                                 45,805
                                                               ------------

     Net deferred tax assets                                      2,274,141
     Less valuation allowance                                    (2,274,141)
                                                               ------------

     Net deferred tax asset                                    $          0
                                                               ============

As of December 31, 2003, the Company had net operating loss carryforwards of approximately $115,000 available to offset future taxable income through 2024. As the Company is unable to conclude that it is more likely than not that the benefits of the deductible temporary differences and the carryforwards will be realized, it has provided a valuation allowance to offset the related deferred tax asset.


                                     F-1-10

ENIGMA SOFTWARE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003


NOTE F - COMMITMENTS AND CONTINGENCIES

LEASES:

At December 31, 2003, the Company leased space on an as needed basis and under a month-to-month arrangement. Rent expense amounted to $42,405 for the year ended December 31, 2003. For the year ended December 31, 2002, the Company was primarily operated out of the principal residence of the Company's Chief Executive Officer. The value of the office space provided by the Company's Chief Executive Officer was immaterial and as such the Company ascribed no value to it in the accompanying financial statements.

CONTINGENCIES:

In April of 2000 the Company entered into an eighteen month consulting agreement with an individual. Under the terms of the agreement the consultant would receive 125,000 shares of the Company's common stock that would vest over the term of the agreement. The agreement also specified that if the services were terminated for good cause (as defined in the agreement) any shares that were not vested would vest as of the termination date on a pro rata basis. The agreement was terminated and the consultant received 59,000 shares of the Company's common stock in connection with the services that were provided through the termination date. As of December 2004, the consultant has refused to sign an agreement that the shares received, were in full consideration for the scope of work actually performed, and the consultant claims that an additional 14,000 shares of common stock are due. The Company believes that the consultant's claim is without merit and intends to vigorously defend this matter.


NOTE G - PROFIT SHARING PLAN

During 2003, the Company adopted a SEP IRA Plan. The Company accrued a contribution of $81,550 for services performed in 2003. These contributions were originally funded by the Company's two executive officers and founders (see Note
H).


NOTE H - TRANSACTIONS WITH RELATED PARTIES

The Company's executive officers and founders funded the Company's SEP IRA plan. As a result, as of December 31, 2003, the Company had accrued $81,550 to the executive officers and founders to reimburse them for these contributions (see Note G). The Company repaid the executive officers and founders in April 2004.

During 2002, the Company loaned $33,500 to a member of the chief executive officers' family. During 2003, the Company also loaned $11,000 to its chairman. This loan was repaid in 2004.

In November 2004 the Company entered into a financial advisory agreement with an entity whose chairman owns approximately 0.05% of the Company's common stock as of December 31, 2003. The agreement provides for a $500,000 advisory fee payable in cash upon the Company's execution of a share exchange agreement with a public company. In the event that a closing does not occur with regard to such share exchange agreement within fifteen business days of paying the advisory fee, the fee shall be immediately returned to the Company.


NOTE I - SUBSEQUENT EVENTS

In April of 2004, the Company relocated its corporate offices and entered into a new lease related to this space. The annual rent expense pursuant to this lease is approximately $199,000 and it expires on November 30, 2007. In conjunction with this lease, the Company was required to deposit approximately $83,000 in a certificate of deposit for the benefit of the landlord as a security deposit.


                                     F-1-11